UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 18, 2013 (June 14, 2013)
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MINERCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)
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NEVADA	333-156059	27-2636716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Trafalgar Square
Suite 455
Nashua, NH 03063
(Address of principal executive offices, including zip code.)

(603) 732-6948
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 14, 2013, we entered into an Agreement (the “Brand Management Agreement”) with Power Brands Consulting, LLC, a California Limited Liability Company (“Power Brands”) to manage the branding, production, marketing, sales and distribution for Level 5 Beverage Company, Inc.

The services / privileges provided under the Agreement include but are not limited to the following:

a)	Workspace in Van Nuys facility
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Client will have full access to Power Brands including designated work area with desktop or laptop computer, phone (service plan to be covered by Client), and access to printer, fax, scanner, and all necessary office equipment.

b)	Two (2) meetings per week with CEO and COO

c)	Advanced Financial Services
	●	Power Brands CFO will develop necessary P&L, Cash Flow, and Balance Sheet documents
	●	Power Brands CFO will setup Clients books in QuickBooks software
	●	Power Brands will manage and report Client financials on a weekly basis

d)	Advanced production advice and management
	●	Power Brands team will manage Client’s full-scale manufacturing process
	●	Power Brands will manage ordering raw materials, invoicing, delivery, and finished goods logistics (freight and warehousing)

e)	Strategic Sales and Marketing plan and management
	●	Power Brands will create a brand specific sales and marketing plan based on the brand’s demographic and geographic targets and Client budget.
	●	Power Brands will manage Client’s sales person(s)
	●	Power Brands will design Client sell sheet and Point of Sale material including posters, suction racks, static clings, coolers, etc.
	●	Power Brands will establish appropriate sales and marketing budgets based on scope of overall project and with Client approval.
	●	Power Brands will set sales objectives and metrics.
	●	Power Brands will develop an impactful and cost effective rollout marketing campaign.
	●	Power Brands will provide a detailed weekly report to Client on sales progress (number of stores, velocity)
	●	Number of sales representatives will vary based on Client’s budget
	●	Additional sales representatives will incur additional cost

f)	Retail and Distributor activation
	●	Power Brands will create Retailer and Distributor presentations based on Client’s brand demographic and geographic targets.
	●	Power Brands will identify correct retail and distributor partners
	●	Power Brands will actively participate in key account buyer meetings.
	●	Power Brands will work directly with sales personnel to secure sales meetings and ultimately shelf space.

In consideration of performance of these services, Client agrees to pay POWER BRANDS the following fees in accordance with the schedule specified below.  Except with respect to mutually agreed and prepaid travel expenses, POWER BRANDS acknowledges and agrees that the fees include all management fees for POWER BRANDS. Fees for other parties related to this project mentioned above are separate and will be discussed on a case-by-case basis and subject to Client’s prior written approval. The only required additional costs will be for: 1) the physical production of the actual product, 2) the manufacture of promotional materials, 3) salaries associated with promotional staff, 4) salaries associated with sales staff, and 5) the actual costs of placing advertising and marketing materials. These costs will be specifically allocated and provided for in the budget to be approved by Client in writing.

Monthly management fee:  $10,000 (Ten thousand)

●	Client will pay $10,000 to POWER BRANDS on the first of every month for the duration of this contract.
●	Client will pay POWER BRANDS $10,000 retainer upon signing of this agreement.

The foregoing description of the Brand Management Agreement is qualified in its entirety by reference to the full text of the Brand Management Agreement, attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission and incorporated herein by reference.

On June 18, 2013, we issued the attached press release that included a description of the agreement.  A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K.

EXHIBIT 10.1 - Attached

EXHIBIT 99.1 - Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: 6/18/2013	MINERCO RESOURCES, INC.

	By:	/s/ John Powers